Exhibit 99.2

                   O R B O T   I N S T R U M E N T S   L T D

                   EMPLOYEE SHARE OWNERSHIP AND OPTION PLAN

                                   CONTENTS

          C.   Introduction

               1.   Purpose of Plan.

               2. The Company seeks to benefit from the services of key employees.

               3. Plan is a continuing scheme relating to past obligations.

               4.   Section 102 Income Tax Ordinance.

               5. Section 102 and the Commissioner's Rules are an integral part of Plan, but in the event of conflict the more stringent provisions of the Plan shall prevail.

               6.   Employee's liability to tax.

          D.   Administration of Plan

               1. The Plan shall be administered by Board of Directors.

               2.   Powers of Board of Directors.

          E.   Shares

               1.   Shares subject to the Plan.

               2. Notices to Shareholders shall be given to Trustee and, in shareholders' meetings he shall cast votes in the same proportions as remainder of Shareholders.

          F. Entitlement to receive Options and/or Shares and Waiver of Past Agreements

          G.   Allotment of Options and Shares to Trustee

               1.   Board of Directors shall appoint Trustee.

               2. Application to Income Tax Commissioner shall be made in accordance with Section 102, Commissioner's Rules and Appendices.

               3.   Granting of Options, Allotment of Shares and
                    Delivery of Certificates shall be to Trustee who shall hold the same at least for so long as "Closed Period" lasts.

               4. Employee shall sign requisite documents for purposes of Section 102 and the Plan.

               5.   Custody of Documents.

               6. Allotment of Shares and Options to Employees direct and not by way of Trustee.

          H.   Agreement with Employee (Option or Share Acquisition
               Agreement)

               1.   Period of Option - 10 years.

               2.   Price of Option and Exercise of Option Price.

               3.   Employee's foregoing Salary.

               4.   Date of Payment of Exercise of Option Price.

               5.   Option is Personal.

               6.   Vesting Schedule.

               7.   Right to Reacquire at Nominal Price.

               8.   Termination of Employment of Employee.

          I.   Exercise of the Option

               1.   Notice to Trustee of Employee's Wish to
                    Exercise Option.

               2. Notice of Exercise of Option shall be sent by Trustee to Company.

               3.   Share Acquisition Agreement.

          J.   Transfer of Shares into Employee's Name

               1. At End of Closed Period Employee shall be entitled, subject to Conditions of Plan and payment of tax due, to require Transfer of Shares into his name.

               2.   This Right is Personal.

               3. If Company shall have issued shares on Stock Exchange, provisions of Law, Rules of the Stock Exchange and the Provisions of agreements with the Underwriters shall apply to shares and the Employee undertakes to abide by them.

               4. Right to acquire shares passes to Employee's heirs.

               5. Notice warning of restrictions under Plan may appear on share certificate.

               6.   Bonus shares to be treated as original shares.

               7. Limitation on transferability of shares so long as Company's shares are not traded on Stock
                    Exchange.

               8.   Disputes concerning termination of Restriction
                    Period.

          K.   Additional Documents

          L.   Tax Applicable

               1.   General.

               2.   Taxation of Employee if Section 102 of
                    Ordinance shall apply to Plan.

               3. Taxation of Employee if Sections 2(2) and 3(I) of Ordinance shall apply to Plan.

               4.   Deduction of tax at source.

               5. Taxation at time of transfer of shares into Employee's name.

               6. Taxation at time of sale of Employee's shares by Trustee.

               7.   Confirmation by Assessment Officer - General.

               8.   Indemnity to Company.

               9. Employee not to be entitled to exemption from tax under Sections 95 and 97(a) of Ordinance or under Chapter G of Industry Encouragement
                    (Taxes) Law, 5729-1969.

               10.  Future Tax Arrangements.

               11.  Negotiations/litigation with Authorities.

          M.   Share Certificates

          N.   Dividends

          O.   Rights and/or benefits arising out of
               Employer-Employee relationship and absence of obligation to employ

          P.   Adjustments for Alterations in Capital Structure

          Q. Amendment of Plan, Amendment of Existing Options or Substitution thereof

          R.   Commencement of Plan entering into force

          S.   Termination Suspension or Expiry of Plan

          T. Release of Trustee and Legal Adviser from liability in respect of Plan and indemnity to them from Employee and Company

          U.   Arbitration

          V.   Legal Adviser's Fee

          W.   Declaration and Undertakings of Employee

          X.   Miscellaneous

          Y.   Notices

          Z.   Appendices

               Appendix A - Section 102 Income Tax Ordinance and Income
                            Tax Rules (Tax Reductions on Allotment of
                            Shares to Employees), 5749-1989 at date of commencement of Plan (clause 1.5).

               Appendix B - Trust Instrument under Regulation 3 of
                            Commissioner's Rules (Clause 5.2).

               Appendix C - Notice by Company to Assessment Officer of
                            Allotment Plan (Clause 5.2).

               Appendix D - Notice by Employee to Trustee of Exercise
                            of Option (Clause 7.1).

               Appendix E - Notice by Trustee to Company of Exercise
                            of Option (Clause 7.3).

               Appendix F - Power of Attorney by Employee to Legal
                            Adviser and to Trustee to sign documents
                            (Clause 9).

               Appendix G - Confirmation of Employee containing
                            undertaking not to apply for exemption
                            under Sections 95 and 97(a) of Ordinance and agreement by Employee to Trust Instrument signed in accordance with Commissioner's Rules between Company and Trustee.

               Appendix H - Power of Attorney to Company to conduct
                            negotiations or litigation with
                            Authorities (Clause 10.11).


                 O R B O T    I N S T R U M E N T S    L T D

                   EMPLOYEE SHARE OWNERSHIP AND OPTION PLAN

          1.   Introduction

               1.1 The purpose of the Employee Share Ownership and Option Plan (hereinafter - "the Plan") is to enable selected employees of Orbot Instruments Ltd. (hereinafter -- "the Company") and employees of subsidiary companies (or subsidiaries of subsidiaries) to acquire shares in the Company at their nominal value, or at a higher price, whether at the market price or at a price which higher or lower than the market price, as the Company's Board of Directors shall decide from time to time. The Plan shall not apply to employees who have control in the Company, as defined in Section 32(9) Income Tax Ordinance (hereinafter -- "the Ordinance").

               1.2 The Company, by means of the Plan, seeks to continue to benefit from the services of those at present filling positions in the Company, to ensure the attraction of the services of others suitable to perform senior functions in the Company and to create incentives for those holding senior positions to invest maximum effort in the Company's success. The Company is a know-how intensive, high risk, company the value of whose shares is dependent on the amount of effort invested by its employees, their initiative and creativeness. The Company, therefore, seeks to make its success also their success.

               1.3 The Plan is a continuing scheme, relating both to options and shares which the Company has undertaken to grant or allot in the past, and has not yet done so, and also to options and shares which shall be issued or allotted, in accordance with the Plan in the future.

               1.4 The Company intends to bring the Plan within the framework of Section 102 Income Tax Ordinance (hereinafter -- "Section 102" or "the Law") and Income Tax Rules (Tax Relief on Allotment of Shares to Employees), 5749-1989 (hereinafter -- "the Commissioner's Rules") so as to enable some, or all, of those employees, to whom the Plan shall apply, to enjoy the benefit of their provisions. On the other hand, the Company does not undertake so to do and, even if it shall decide so to do, it does not undertake that the Plan will receive recognition by the Income Tax Authorities or that, even if it should be in accordance with the present legal provisions, there will not be future amendments to the provisions of the Law, the Regulations or the Commissioner's Rules, which shall be prescribed from time to time, and that these will not have an effect on the taxation of some, or all, of the employees, or that, by reason of other considerations, the Company will prefer not to apply the said
                     Section 102 to some, or all, of the shares or options vested in the employees under the Plan. The Company, therefore, reserves the right from time to time, in its exclusive discretion, to apply the Plan, wholly or in part, outside the framework of Section 102 of the Ordinance.

               1.5 If Section 102 and the Commissioner's Rules shall apply to some, or all, of the employees, then the provisions of Section 102 and the Commissioner's Rules, a photocopy of which, as they are in force on the date of the commencement of the Plan, is annexed hereto as Appendix A, or as they shall be amended from time to time, or, if the Commissioner shall prescribe special conditions in respect of the Plan or a certain allotment under the Plan, shall constitute an integral part of this Plan, in so far as they relate to those employees to whom Section 102 and the Commissioners Rules have been applied. Wherever there shall be any contradiction between the provisions of the Plan and its Appendices, or their implementation, and the provisions of the Law and the Commissioner's Rules, the latter shall prevail. The Plan and/or the agreements with the employees shall be deemed to be amended accordingly, provided that wherever the provisions of the Plan are more stringent on the Company, the employee or the Trustee, so as to bring about a fuller or higher payment of tax due, or to ensure that the Tax Authorities will not claim the tax due, or any payment resulting therefrom, from the Company or the Trustee, then the provisions of the Plan shall prevail. The Legal Adviser, as hereinafter defined, shall exclusively determine if the provisions of the Plan are more stringent and that they, therefore, apply or whether the provisions of the Law and the Commissioner's Rules are more stringent and that they, therefore, apply as provided in this Subclause, and he is empowered to resolve any contradiction between them.

               1.6 In any event, and for the avoidance of doubt, it is hereby clarified in this Introduction to the Plan that the employee alone shall bear all payments and expenses, including payments of tax, whether Israeli tax or the tax of a foreign state, in connection with the granting of the options, their exercise and the allotment of shares, their registration in his name, the distribution of a dividend or any other right in respect of shares and their sale, and that he will indemnify the Company, or subsidiary company, and the Trustee in respect of any payment, liability (including liability in respect of nondeduction of tax at source) or expense caused to the Company, or subsidiary of the Company, or to the Trustee as a consequence thereof.

          2.   Administration of the Plan

               2.1 The Plan shall be administered by the Board of Directors of the Company (hereinafter -- "the Board of Directors"), whose interpretation of the Plan, implementation thereof and manner of administration thereof, subject to the provisions of the Plan granting powers of interpretation or decision to the Legal Adviser or to the Trustee, shall be final and binding. The Board of Directors shall have the exclusive power to determine questions of policy and efficiency which shall arise on the operation of the Plan. No director shall bear personal liability, nor shall he be liable to an employee in respect of a decision and/or act done regarding the Plan and/or in connection with its operation.

                     Every right, power or authority vested in the Company under the Plan is to be exercised or implemented by the Board of Directors of the Company, and every instruction or notice signed by two of the members of the Board of Directors shall be conclusive proof and authority for every act or instruction of the Company.

               2.2   The Board of Directors shall, without
                     prejudice to the generality of the above provision, have the following powers:

                     2.2.1   to prescribe, from time to time,
                             generally or in respect of each
                             employee individually, in its absolute
                             discretion, the date and manner of
                             granting the options and the allotment
                             of the shares or any part of them; to
                             prescribe the conditions, which need
                             not be identical, for each option or
                             share which the Company shall grant,
                             or undertake in respect thereof, to an
                             employee, including price, terms of
                             exercise of option and allotment of
                             share; the date or dates on which
                             some, or all, of the options, shall be
                             exercised; the manner of the exercise
                             of options; the number of shares which
                             may be acquired on behalf of an
                             employee from time to time, including
                             minimum number of shares in respect of
                             which an option shall be exercised;
                             the obligations of the employee to the
                             Company, on the performance of which
                             exercise of the option or the receipt
                             of the share or the share certificate
                             by the employee is dependent,
                             including the obligation of the
                             employee to sign any document which,
                             in the opinion of the Board of
                             Directors, is relevant to the interest
                             of the Company; to sign with the
                             employee or the employees an option
                             agreement or agreements or share
                             allotment agreements or any other
                             agreement in any form which shall be
                             determined between the employee and
                             the Company; and generally, this Plan
                             being a skeleton plan, the Board of
                             Directors may finalise any matter
                             connected with the allotment of
                             options and shares with any employee
                             or employees in separate agreements.
                             The Board of Directors is authorised
                             to allot, out of the shares subject to
                             the Plan, shares, or options for
                             shares, also to providers of services
                             to the Company, but such allotment
                             shall not be an entitling allotment
                             within the meaning of Section 102 and
                             the Commissioner's Rules, save to the
                             extent that Section 102 and the
                             Commissioner's Rules shall be amended,
                             should such amendment become possible.

                     2.2.2 to allot some, or all, of the options or shares subject to the Plan, to a trustee, whether a trustee who is acting within the framework of Section 102, or a trustee acting outside the framework of Section 102, for selected employees of the Company, and to allot the shares subject to the Plan to a trustee, who shall be appointed by the Board of Directors, at such time or times as the Board of Directors shall, in its absolute discretion, consider fit, so that he shall hold the options and/or shares on trust, subject to the conditions determined by the Board of Directors, in its absolute discretion, and subject to the provisions of the Law and the Regulations and subject to the express provisions of the Plan and its restrictions.

                     2.2.3   to determine, in its exclusive and
                             absolute discretion, who shall serve
                             as trustee under the Plan, and, in its
                             exclusive and absolute discretion to
                             replace the trustee in the future
                             and/or to appoint another who shall
                             serve as trustee in place of the
                             existing trustee, if the existing
                             trustee shall not be capable or
                             willing to fulfill this function, or
                             if, in the event that Section 102 of
                             the Ordinance shall apply to the Plan,
                             the approval of the trustee by the
                             Income Tax Commissioner shall be
                             revoked (all the same being done in
                             coordination with the Income Tax
                             Authorities if Section 102 of the
                             Ordinance shall apply to the Plan).

                     2.2.4 to interpret the Plan and the options and shares vested under the Plan, to prescribe, amend and rescind regulations and provisions in the Plan. Within the framework of the exercise of its powers the Board of Directors is authorised to correct any defect and/or mistake, and/or lacuna and/or contradiction in the Plan, to the extent that the matter shall seem to it to be necessary or beneficial to the operation of the Plan or its efficiency, and the Board of Directors shall exclusively determine the need for any requisite amendments.

                     2.2.5   to amend and/or substitute the Plan
                             under the provisions of Clause 15
                             hereunder.

                     2.2.6   to delegate its powers, relating to
                             the Plan, to a committee, whether the
                             said committee shall function as an
                             independent committee or whether it
                             shall function as a committee which is
                             subject to the Board of Directors, but
                             the committee shall not have the power
                             to amend and/or substitute the Plan
                             under the provisions of Clause 15 or
                             to propose to the general meeting
                             approval of an increase in the number
                             of shares subject to the Plan under
                             the provisions of Clause 3.1
                             hereunder.

                     2.2.7   generally to exercise its powers, to
                             take steps and to impose restrictions
                             and/or conditions in relation to the
                             Plan and/or the shares subject to the
                             options and/or the shares which shall
                             be allotted under the Plan, as the
                             Board of Directors shall, in its
                             absolute discretion, consider proper,
                             right or necessary for the benefit of
                             the Company, including to prescribe
                             that a condition for the granting of
                             options and/or the allotment of shares
                             to employees shall be the receipt of
                             those undertakings and agreements on
                             the part of the employees specified in
                             the Ordinance and the Commissioner's
                             Rules, in this Plan and in any
                             agreement with any of the employees
                             under the Plan which, as above
                             provided, does not have to be
                             identical to any other such agreement.

                     2.2.8   to appoint a trustee for this Plan
                             who, together with the Company's Legal
                             Adviser, Advocate Ephraim Abramson
                             (hereinafter -- "the Legal Adviser")
                             shall fulfill functions as provided in
                             this Plan.

                     2.2.9   these acts and the exercise of this
                             authority by the Board of Directors,
                             as provided in this Clause, shall be
                             final and binding on the employee, so
                             long as the shares and options are
                             held by the Trustee, or the tax due
                             thereon shall have not yet been paid.
                             Nothing provided in this Plan shall
                             prejudice the rights vested in
                             employees and the shares allotted to
                             them, or to the Trustee on their
                             behalf, but likewise nothing in this
                             Clause provided shall prejudice the
                             powers vested in the Company, the
                             Trustee or the Legal Adviser, whether
                             under this Plan, or under the option
                             agreement and/or share acquisition
                             agreement, or under a power of
                             attorney given to the Company, the
                             Trustee or the Legal Adviser by the
                             employee, to act even after the shares
                             shall have been vested in the employee
                             and the tax paid in respect thereof.

          3.   Shares Subject to Plan

               3.1   The shares subject to the Plan shall be the
                     ordinary shares of the Company (hereinafter --
                      "the shares" or "the shares subject to the
                     Plan").  The maximum of shares subject to the
                     Plan is 3,600 ordinary shares. The Company shall preserve the shares subject to the Plan in its registered capital, but it may in accordance with a resolution of the Board of Directors, from time to time, allot some, or all, of the shares subject to the Plan, or options in respect thereof, to the Trustee so that he may act in accordance with the directions of the Board of Directors. In the event that an option, granted in accordance with the Plan, shall expire for any reason, or shall run out without being fully exercised, or in the event that shares allotted to those entitled shall have been reacquired from them, or the right of those entitled to them shall have been lost, the shares not acquired under the option, or the acquisition of which shall not have been completed, shall be at the disposal of the Plan. The Company shall not increase the maximum number of shares unless the Board of Directors shall so resolve and the matter shall be approved in a general meeting of the Company's shareholders.

               3.2   So long as the shares are held by the
                     Trustee, or registered in his name in the Register of Members of the Company, or so long as the share certificates are held by the Trustee or the Legal Adviser, the Trustee alone shall be entitled to receive any notice to which a shareholder is entitled in respect thereof, if he is at all so entitled, and he shall be the one entitled to exercise any right, or require any information or financial, or other, report which shareholders are entitled to receive from the Company, or to participate in any shareholders' meeting, and the employee shall not be entitled to exercise such right as a shareholder or to make any requisition or request from the Trustee or Company in this respect. The Trustee shall cast votes in the general meeting in such a manner that the practical effect is the same as if he shall have abstained from voting. Subject to the above provision the Trustee shall be guided in all matters relating to voting, receipt of information and his activity as shareholder, by the legal opinion and considerations of the Legal Adviser.

          4.   Entitlement to Receive Options and/or Shares and
               Waiver of Past Agreements

               4.1 The Board of Directors shall determine, from time to time, in its exclusive and absolute discretion, who of the Company's employees are entitled to receive options or shares in accordance with the Plan, and the number of shares or options to which each of them is entitled.

                     The Board of Directors shall determine if the said shares or options shall, or shall not, be within the framework of Section 102 and the Commissioner's Rules.

               4.2 By his signing of the agreement, provided for in Clause 6 hereunder, the employee declares and agrees that the Plan and the Agreement shall prevail over any agreement, arrangement and/or understanding, if any, that there has been in the past, whether in writing or orally, between him and the Company, its directors and/or shareholders, and that any past arrangement or undertaking, relating to matters covered by the Plan, made with the employee, or any promise made in the past to him by the Company's shareholders or directors shall be of no effect and null and void and, in all matters relating to the Company's options or shares, there shall apply only the provisions of the Plan or of the option agreement or of the share agreement which shall be signed with him in accordance with the Plan (Clause 6 hereunder). The employee, by signing the option agreement or share agreement, as provided in Clause 6, expressly waives any right he may have had, if at all, against the Company, its shareholders or directors in all matters connected with the Company's options or shares.

          5.   Allotment of Options and Shares to Trustee

               5.1 The Board of Directors of the Company shall appoint a trustee for the purpose of this Plan. The trustee shall be granted all the powers, prescribed by the Law, the Commissioner's Rules and the Plan and he shall act in connection with those shares or options, which shall be allotted by resolution of the Board of Directors. The Trustee shall be paid by the Company such fee as shall be fixed between him and the Company.

               5.2 If the Plan, or part of it, shall be brought within the framework of Section 102 of the Ordinance, the Company and the Trustee shall apply to the Income Tax Commissioner for approval of the Trustee, as provided in
                     Section 102 and the Commissioner's Rules.
                     The Company and the Trustee shall sign the trust instrument, as provided in the Commissioner's Rules, (hereinafter -- "the Trust Instrument") and shall notify the assessment officer, in the office in which the Company's file is conducted, of the allotment plan thirty days at least before it shall be implemented as provided in the Commissioner's Rules.

                     The form of trust instrument is an integral part of the Plan and is annexed hereto as Appendix B. The form of notice to the assessment officer is annexed hereto, as an integral part of the Plan, as Appendix C. Whenever there is a contradiction between the provisions of the Plan and the Appendices, the provisions of Clause 1.5 above shall apply.

               5.3 The options shall be granted, and the shares, which are subject to the Plan, shall be allotted to the Trustee, from time to time, in such numbers and at such time or times as the Board of Directors shall consider appropriate, provided always that options shall not be granted, and shares, which are subject to the Plan, shall not be allotted, at a time later than the date in respect of which the Company shall have given an undertaking, if, and to the extent, it shall have given such undertaking, to the assessment officer or to the employee. Share certificates, issued by the Company in the name of the Trustee, shall be deposited with him and held by him, and the shares, subject to the provisions of any rule of law, shall be registered in his name in the Register of Members of the Company, throughout a minimum period, which shall be fixed by the Board of Directors and which shall not be less than twenty-four months from the date of the commencement of the Plan, as defined in Clause 16 hereunder, or from the date on which the options shall have been granted, or the shares shall have been allotted, to the Trustee, or from the date on which the employee shall have been entitled, for the first time, to exercise the option in regard to each share, whichever is the latest (hereinafter -- "the closed period"). If the employee shall have been granted options, and
                     Section 102 and the Commissioner's Rules shall apply to such grant, there shall, in addition, be taken into account, in calculating the closed period, the period during which the option shall have been in the hands of the Trustee. Subject to the provisions of the Law and the Commissioner's Rules, the Board of Directors is authorised to determine any provision regarding of the closed period.

               5.4 As a condition of his entitlement to options and/or shares under the Plan the employee shall sign any document which, in the opinion of the Legal Adviser, he has to sign as a condition for the application of Section 102 of the Ordinance and the Commissioner's Rules, and their full implementation and payment of tax due in respect of the grant of the options and allotment of the shares, as provided in this Plan.

               5.5 All the said documents connected with the options and shares, which, under the Law or under the Plan or by resolution of the Board of Directors, do not have to be held by the Trustee, shall be held by the Legal Adviser, the employee and the Company.

               5.6 Nothing above provided shall prejudice the power of the Board of Directors to allot options or shares to the Trustee outside the framework of Section 102 and the Commissioner's Rules, to appoint another trustee, who is not the trustee determined by the Company for the purpose of Section 102, or to allot shares or options to employees direct, and not by way of the Trustee, on such conditions as the Board of Directors shall prescribe.

          6.   Agreement with Employee (Option or Share Acquisition
               Agreement)

               Every employee will be required, unless the Board of Directors shall arrange with him otherwise, to sign an option agreement or share acquisition agreement or other agreement, as shall be decided, from time to time, by the Board of Directors of the Company, in such form as shall be suggested, from time to time, by the Legal Adviser of the Company, and approved by its Board of Directors (hereinafter -- "option agreement" or "share acquisition agreement" or "the agreement").

               The agreements to be signed with the employees are not required to be in identical form. The following conditions, unless expressly prescribed otherwise in regard to any particular option, shall apply to every option and, with necessary modifications, the share acquisition agreement:

               6.1   The period of the option shall be for 10
                     (ten) years from the date of the commencement of the Plan, as such date is defined in Clause 16 hereunder, and at the termination of this period, unless extended by the Board of Directors, the option shall expire.

               6.2 The option -- unless Section 102 and the Commissioner's Rules do not apply to it and the Board of Directors have determined otherwise in the agreement with the employee -- shall be issued in the name of the Trustee on behalf of the particular employee for a nil consideration, or at a price prescribed by the Board of Directors, in its absolute discretion, (hereinafter -- "the option price"). The consideration for the shares acquired by exercise of the option shall likewise be determined by the Board of Directors and it can be the market price, or a price which is higher or lower than the market price, of the shares, provided only that it shall not be less than the nominal value of the shares covered by that option (hereinafter -- "exercise of option price").

               6.3 In addition to the provisions of Clause 6.2, and without prejudice to the same, the option shall be granted, or the share shall be allotted, to the employee, if the Law and the Commissioner's Rules shall apply to the agreement with him, in consideration of the employee agreeing with the Company in writing, or in accordance with the provisions of the agreement, to forego salary.

               6.4   The exercise of option price, unless
                     otherwise provided in the agreement, shall be paid to the Company by the employee in shekels on one of the following dates, as provided in the option agreement, (I) the date of the exercise of the option, or (II) at the discretion of the Board of Directors, by a deferred payment to be made at the termination of the closed period, or (III) on a date to be fixed from time to time by the Board of Directors at its absolute discretion (calls), or (IV) in accordance with any arrangement prescribed by the Board of Directors. If, in the option agreement, no date shall have been prescribed the exercise of option price shall be paid in its entirety at the time of the exercise of the option.

                     In every case when an arrangement shall
                     prescribe that payment of the exercise of option price shall be deferred, the deferred payment shall be linked to the Consumer Price Index or to a similar index or to foreign currency, and it may also include interest, as the Board of Directors shall determine.

               6.5 The option and/or right to the option and/or the shares are personal and, save as provided in this Plan and Section 102 and the Commissioner's Rules (to the extent that these apply), are not capable of being transferred, assigned, pledged, held as a lien, attached or charged in any way voluntarily or by virtue of a rule of law, except devolution under a by will or the laws relating to inheritance (see Clause 6.8.5. hereunder) and no power of attorney or instrument of transfer, whether of immediate or future effect, shall be given in respect of them. The option may be exercised only by the Trustee for the employee mentioned in the option agreement. A note or legend of the contents of this Subclause can appear on the face of any document granting the option, including the option agreement, and also on any share certificate and share acquisition agreement.

               6.6 The right to exercise the option shall be vested in the employee, but, if Section 102 and the Commissioner's Rules apply to him, or if the Board of Directors so resolves, the right to exercise the option shall be vested in the Trustee, or the shares shall be allotted to the Trustee, in installments and gradually throughout a period of 5 (five) years from the date of the grant of the option, unless a different period or periods shall have been fixed for the employee, or if the provisions of Clause 6.7 hereunder shall apply to him. At the end of each of the periods prescribed in the option agreement for exercise of the option (vesting periods), it shall be possible, from time to time, to exercise the option relating to all the shares allocated to that period, so that in each of the 5 years the Trustee, unless provided otherwise in the agreement with the employee, shall be entitled to exercise the option on behalf of the employee and at his request in respect of one fifth of the amount of shares specified in the agreement as being subject to the option. In addition, throughout each of the periods it shall be possible to exercise the option in respect of all, or some of, the shares allocated to any previous period, in which the option was not exercised in its entirety, provided that, subject to the provisions of Subclause 6.8 hereunder, at the time of the exercise of the option, the employee shall continue to be employed by the Company, or a subsidiary company in its control, without a break from the date of the grant of the option to the date of its exercise. After the termination of the vesting periods, and during the remainder of the option period, the option may, from time to time, be exercised, in respect of all, or some of, the shares not yet taken up and which remain subject to the option. The provisions of this Subclause shall be subject to the conditions of the option agreement, if any, prescribing a minimum number of shares in respect of which the option may be exercised in each notice of exercise, and also the provisions prescribing the number of times the Trustee may send to the Company notices of exercise of the option on behalf of the employee. The Board of Directors may, at any time, shorten the period of the vesting schedule.

               6.7 The Board of Directors may prescribe that the employees, or some of them, or a particular employee, may be exempted from being subject to allotments by installments, in accordance with the vesting periods (as provided in Clause 6.6) and shall be entitled to receive the options or the shares, through the Trustee, as provided in this Plan, or directly in the name of the employee, immediately on the signing of the agreement or at other times, in accordance with the Company's undertaking or obligation towards them. If employees shall be exempted from being subject to allotment by installments in accordance with the vesting periods (as provided in Clause 6.6), the Board of Directors may prescribe in the agreement with the employee that the Trustee, or subsidiary or associated companies shall have the right to reacquire the shares from that employee at a nominal price, if the employee shall have not observed the conditions prescribed by the Board of Directors or shall have ceased to be employed by the Company. The Board of Directors shall prescribe additional conditions for this right of reacquisition, including appropriate arrangements in respect of the money to be at the disposal of the Trustee or subsidiary companies or others, for the purposes of reacquisition, and also arrangements regarding rights of the employee to vote, to receive any report or information from the Company and to receive dividends in respect of the shares likely to be so reacquired. The employee shall not be entitled, for so long as the conditions so prescribed by the Board of Managers (including the prescribing of a minimum period of employment as a condition for the lapsing of the right to reacquire) shall have not been complied with, to sell, charge or transfer in any way the shares subject to the right of reacquisition. To secure performance of this obligation the share certificate shall be deposited with the Legal Adviser who shall release the same to the employee only after the employee shall be finally entitled to the shares and these shall no longer be subject to any restrictive condition.

               6.8   Termination of Employment of Employee

                     6.8.1   Save for the restrictions hereunder
                             mentioned, in the event of the
                             termination of the employment of the
                             employee by the Company for any reason
                             whatsoever, whether those entitling
                             payment of redundancy pay
                             (compensation for dismissal) or those
                             not so entitling, the Trustee shall
                             have the right, on the instructions of
                             the employee, to exercise the option
                             on behalf of the said employee, as he
                             shall have been able to exercise it at
                             the end of the period of his
                             employment, during a period of 3
                             (three) months after the conclusion of
                             his employment.  If the option shall
                             be in the name of the employee, the
                             employee shall have the right to
                             exercise it as above.  For the purpose
                             of this matter conclusion of the
                             employment of the employee shall be
                             the date on which the Company or the
                             employee, as the case may be, gives
                             notice to the other in writing of
                             termination of the ties between them
                             (even if such notice specifies a
                             future date for the termination of
                             such ties, the date of conclusion of
                             employment shall, for the purpose of
                             this matter, be deemed to be the date
                             of the giving of the notice).  At the
                             end of the said 3 (three) months the
                             option shall expire.  The employee
                             shall notify the Trustee as provided
                             in Clause 7.1 hereunder if he wishes
                             the Trustee to exercise the option for
                             him.

                     6.8.2   In the event that the termination of
                             the employment of the employee shall
                             be the result, as determined, in its
                             absolute discretion, by the Board of
                             Directors, of a permanent absolute
                             disablement of the employee, or in any
                             other event in which the Board of
                             Directors shall determine, in its
                             absolute discretion, as a proper
                             period for exercising the option a
                             period which is more than the said 3
                             (three) months, the option shall be
                             exercisable throughout the period of
                             one year from the conclusion of the
                             employment of the particular employee
                             by the Company, or during such period
                             as prescribed by the Board of
                             Directors, in its absolute discretion,
                             in regard to those shares in respect
                             of which the option was exercisable at
                             the conclusion of the employment.

                     6.8.3   If Section 102 of the Ordinance and
                             the Commissioner's Rules shall apply
                             to the Plan, then, if an employee
                             shall have ceased to be an employee of
                             the Company before the expiry of two
                             years from the date of the entitling
                             allotment, as defined in the
                             Commissioner's Rules, save only if he
                             shall have ceased to work in the
                             Company by reason of his decease or
                             for other special reasons which, to
                             the satisfaction of the Commissioner
                             are not under the employee's control,
                             the exemption contained in Section 102
                             of the Ordinance shall not apply, in
                             accordance with the Commissioner's
                             Rules, to this employee.  In this
                             event the employee shall, at his own
                             cost, resolve with the Income Tax
                             Authorities all questions connected
                             with taxation of the options and/or
                             shares and pay the tax due forthwith,
                             as provided in the Law and the
                             Commissioner's Rules, as a condition
                             precedent to the exercise of the
                             option.  Without prejudice to the
                             obligation of the employee under this
                             Clause the Company and/or the Legal
                             Adviser may apply to the Income Tax
                             Authorities and clarify the question
                             of the liability of the employee to
                             income tax.  The Trustee shall not be
                             obliged to transfer to the employee
                             the options or shares, or to sell the
                             same on his behalf, before tax shall
                             have been fully paid or before the
                             Trustee shall have received
                             confirmation under the Commissioner's
                             Rules, from the assessment officer
                             that the matter of tax has been
                             resolved.

                     6.8.4 The Board of Directors is authorised, in its absolute discretion, to extend the period for the exercise of the option by an employee or employees for a period which it shall prescribe and it is authorised to make its said agreement conditional on such conditions as it shall find fit.

                     6.8.5   In the event that the employee shall
                             die, while still the employment of the
                             Company, the option shall be
                             exercisable at any time until the end
                             of the period 10 (ten) years from the
                             date of the commencement of the Plan,
                             as this date is defined in Clause 16
                             hereunder, and in respect of that
                             number of shares in respect of which
                             the employee shall have been able to
                             exercise the option on the date of his
                             death.  The right to exercise the
                             option shall be that of those entitled
                             to the option under the will of the
                             employee or in accordance with the law
                             of inheritance (hereinafter -- "his
                             heir or heirs") and after he or they
                             shall have satisfied the Trustee that
                             the rights to the option have passed
                             to him or them.

                             In the event that the employee shall
                             have died after termination of his
                             employment, but before the expiry of
                             the option, the option shall be
                             exercisable by the Trustee on behalf
                             of the heir or heirs during the same
                             period during which the option shall
                             have been exercisable on the date of
                             the death of the employee, or during
                             one year from the date of the death of
                             the employee, whichever is the longer,
                             and in respect of that number of
                             shares in regard to which the option
                             shall have been exercisable on the
                             date of the termination of the
                             employment of the employee.

                     6.8.6 Notwithstanding the above provisions, and in accordance with the provisions of Clause 6.1 above, in no event shall the option be exercisable after 10
                             (ten) years from the date of the
                             commencement of the Plan, as this date
                             is defined in Clause 16 hereunder,
                             unless such time has been extended by
                             the Board of Directors.

               6.9 The employee (whether as owner of an option or if the shares shall have been allotted for him to the Trustee) shall have none of the rights given to a shareholder in the Company so long as the option shall not have been exercised and the shares allotted and registered in his name in the books of the Company.

          7.   Exercise of the Option

               7.1 An employee, wishing the Trustee to exercise an option on his behalf, shall instruct the Trustee in writing, in the form annexed hereto as Appendix D, or in any other form prescribed in the agreement with the employee. The payment due for the exercise of option price, as prescribed in the agreement and the provisions of Clauses 6.2 and 6.4 above, shall be enclosed with the notice, in the form in which it is to be made, and there shall in addition be annexed all the other documents which the employee is required to sign as a condition of the exercise of the option, as set out in the Plan.

               7.2 If Section 102 shall not apply to the option or to the shares to which it relates, or if, in the opinion of the Legal Adviser, it does not apply and the options shall have been granted direct to the employee, the employee shall exercise the option by notice of exercise in a form similar to that in Appendix D, save that in place of the words "the Trustee" shall come the words "the employee". As a condition of the exercise of the option the employee shall pay the tax applicable to him (including any tax payable by the Company in respect of its duty to deduct tax at source), in accordance with the directions of the Legal Adviser and the provisions of the Plan, as a condition of the exercise of the option.

               7.3 On receipt, to the satisfaction of the Legal Adviser, of all the documents, confirmations and payments required from the employee as a condition of the exercise of the option under the Plan, the agreement and any rule of law, the Legal Adviser shall give notice of such to the Company, and, in the event that the Trustee is trustee, the Trustee shall send notice to the Company in the form annexed hereto as Appendix E, or in any other form prescribed in the agreement with the employee. The Company shall allot the shares, which are subject to the option, to the Trustee, shall register the Trustee in the Register of Members of the Company and shall issue to the Trustee the share certificate in the name of the Trustee in respect of these shares, which certificate is to be held by him, all as provided in this Plan, in the Law and in the Commissioner's Rules. If it shall have been provided in the agreement that the Company shall grant the options direct to the employee, and if the tax shall have been paid and all the other preconditions to the exercise of the option complied with, the shares shall be issued in the name of the employee.

               7.4   If it shall have been provided in the
                     agreement with the employee that he shall receive shares direct, and not options, the conditions of the acquisition of the shares by the employee shall be specified in the agreement with him and the conditions of this Plan shall apply, subject to the provisions of the agreement with the employee, with necessary modifications, to the share acquisition agreement. In any case of a dispute concerning the question of the extent of the applications of the provisions of the Plan to the share acquisition agreement, the Legal Adviser shall decide.

          8.   Transfer of Shares into Employee's Name

               8.1 Commencing from the termination of the closed period, and provided only that the option shall have been exercised, the shares shall have been allotted to the Trustee and employee shall have paid the full exercise of option price and produced, signed by him, all the documents he shall have been required to produce up to that date, the employee (subject to the provisions of this Plan, the Law and the Commissioner's Rules, as varied from time to time, and provided that the full amount of tax, applicable under the Law and the Commissioner's Rules, shall have been paid and the Trustee shall have received the confirmation of such from the assessment officer, or after the Trustee shall have transferred to the assessment officer, as provided in the Commissioner's Rules, 30% of the consideration on account of tax due, or any other percentage which may be prescribed, from time to time, in the Commissioner's Rules or by any rule of law), shall be entitled to apply to the Trustee for the shares to be transferred into his name, or alternatively that the Trustee shall, subject to the provisions of the Articles of Association of the Company, as they shall be in force from time to time, concerning the approval of the Board of Directors as a condition of any sale of shares, sell some, or all of, the shares in order that there shall be available to the employee the money necessary for payment by him of the tax and other payments for which he is liable under the provisions of the Plan and by law and, in particular under Clause 10. The Legal Adviser shall prescribe the arrangements, including the wording of a written agreement between the employee and the Trustee, to ensure that the tax due shall be paid before the consideration, or the balance of the shares after the sale, shall be transferred to the employee. If the employee shall not have exercised the option, but all the conditions of the agreement with him shall have been complied with and the closed period shall have ended and all tax due shall have been paid, as confirmed by the assessment officer, the employee may require that the options be transferred from the name of the Trustee into his name.

               8.2 The right of the employee to receive all, or some of, the shares from the Trustee and to require that they be registered in his name, as above provided, and also his right to require the Trustee to sell shares on his behalf and in his name, for the purpose of financing payments due from him, and also his right to receive the options which shall not have been exercised, are personal rights and may not be transferred, assigned, pledged, serve as a lien, be attached or charged in any other way, voluntarily or by law, save only devolution under a will or in accordance with the laws of inheritance, and no power of attorney or instrument of transfer, whether of immediate or of future effect, shall be given in respect thereof. Any such transfer, directly or indirectly, whether of immediate or of future effect, shall be null and void and the Trustee shall not act in accordance therewith.

               8.3 If the Company shall offer its shares to the public and/or register them for trading on any stock exchange, whether in Israel or abroad, there shall apply to the employee and the shares, in addition to any condition or other restriction contained in the Plan, all restrictions or obligations imposed by law, whether in Israel or abroad, or by internal directions of the stock exchange or stock exchanges, on which the said shares shall be traded, and also restrictions and obligations, if any, which shall be imposed on the Company or on its shareholders, by agreement between the underwriter or underwriters, or any investment bank of any kind whatsoever, and the Company or between them and the majority of the shareholders (for example, a lock up agreement), such agreement being signed at the exclusive discretion of the Company and which shall, for the purpose of this Plan, also bind the employee, or restrictions which shall be imposed at the demand of any authority, or any agreement which there shall be between that authority and the Company. The said restrictions and obligations, and also any other restriction affecting the shares under the Plan or under the agreement between the employee and the Company, shall hereinafter be called "the restrictions" and the period during which the restrictions apply shall be called "the restriction period". The undertaking of the employee to abide by all the restrictions and obligations under the said agreements or provisions shall be a precondition to his receiving the shares and, without derogating from the provisions of Clause 9 hereunder and the powers of the Legal Adviser as therein set out, the employee shall sign any document or agreement which, in the opinion of the Legal Adviser, shall be necessary in order to secure performance of his said obligations. In the case of any dispute regarding the wording of the agreement, or agreements, and in regard to the scope of the restrictions the Legal Adviser shall decide by virtue of his power under Clause 19 hereunder.

               8.4 If the employee shall die before the shares, in respect of which the option shall have been exercised, shall be transferred into his name by the Trustee, the right available to the employee to have the shares registered in his name shall be available to the person or persons who is, or are, the owners of that right under the terms of his will or according to the laws of inheritance, after he, or they, shall have satisfied the Trustee that the said right has indeed passed to him or them.

               8.5 On every share certificate, issued under the Plan, the Company may inscribe a legend clearly setting out the said restrictions and also any restriction relating to the shares, including restrictions on the transferability of shares which shall be issued in the name of the employee and which, in the opinion of the Legal Adviser, it is necessary, for any reason, so to inscribe a share certificate. At the end of the restriction period it shall be possible, as against surrender of the share certificate to the Company, to receive in its place a new share certificate without such inscribed legend.

               8.6 If bonus shares shall be allotted in virtue of the shares which shall have been allotted for the employee under this Plan, and registered in the name of the Trustee, they shall be allotted to the Trustee and be registered in his name and shall be regarded, for all purposes, including their being subject to the Plan and to the provisions of
                     Section 102 of the Ordinance and the
                     Commissioner's Rules, as if they were the original shares, in virtue of which they were allotted, so long as the shares shall be registered in the name of the Trustee. By signing the agreement the employee confirms that he expressly agrees to the contents of this Clause and undertakes as required in Rule 4(b)(2) of the Commissioner's Rules.

               8.7 The transferability of the shares, after they shall have been registered in the name of the employee, for so long as the Company shall not be a public company whose securities are traded on a stock exchange, is restricted as provided in this Plan (including as provided in Clause 21.1 hereunder) and as provided in the Articles of Association of the Company, as these shall be in force from time to time, and any agreement between the Company and the employee.

               8.8   In the event of differences of opinion
                     regarding the date on which the restriction period shall terminate, they shall be resolved by decision of the Legal Adviser in accordance with his authority as arbitrator under Clause 19 hereunder.

          9.   Additional Documents

               9.1 Without derogating from the provisions of Clauses 3.2 and 6.9 above and the other provisions of the Plan, and any agreement which shall be signed with the employee, for so long as the shares and/or options shall be registered in the name of the Trustee the Trustee shall be the one authorised and empowered to exercise any right, power or authority attached to, or arising out of, the shares and/or options and to sign any document (including any agreement, including an agreement as to merger of the Company or for the acquisition or sale of its assets, and all ancillary documents, resolution, application, instrument, receipts and the like), affidavit or confirmation in the name of the employee, and on his behalf, regarding the shares and/or options, or the rights which they represent in the Company, as shall seem necessary or desirable. If, in any matter there shall have been adopted resolutions in the Board of Directors of the Company and/or in its general meeting, the Trustee shall exercise his said powers and authority at his discretion, and after consultation with the Legal Adviser, so as to advance and/or implement the resolution and/or its purposes.

               9.2 The Company has the right, at any time, to require the employee, whether as a condition of the exercise of the option, or as a condition of the transfer of the options or shares into his name or, if he shall be a shareholder, after the transfer of the shares into his name, or generally, to produce to it any confirmation, affidavit or other document (as set out in Clause 9.1), which the Company, in its opinion, needs under any rule of law, whether it be local or foreign, or any confirmation or consent, including an undertaking by the employee not to sell his shares for any period, required by an underwriter or investment bank or consultant of the Company, for the purposes of any share issue, whether private or public, including any confirmation or consent which the Company has to obtain, if at all, from its employees by virtue of their being shareholders of a certain class, or any confirmation, declaration or other document which the Company shall find necessary or desirable to obtain for the purpose of the Company's Board of Directors dealing more effectively with the raising of capital, whether on a private, or public, share issue, whether in Israel or abroad, for the purposes of merger of the Company with another company, whether the Company shall be the surviving company or not, for the purpose of the reorganisation of the Company, as the Company shall, on consultation with the Legal Adviser, find necessary or desirable. The wording of any document, which the employee shall be required to sign, shall be as determined by the Legal Adviser who shall draft them, in his absolute discretion, provided that in his opinion, in his absolute discretion, the said raising of additional capital, merger or any other said change shall not substantially prejudice the investment of the employee in the Company. Dilution of the employee's shareholdings in the Company, resulting from the raising of any additional capital or merger or the exercise of any options shall not be deemed to prejudice in any way the employee's shareholdings. So long as the shares and/or options shall be registered in the name of the Trustee the Trustee shall be authorised to sign, in the name of the employee, and on his behalf, any such document, as provided in Clause 9.1 above. After the shares shall been transferred into the name of the employee and, if the employee shall have refused to sign any of the said documents for the Company, the Legal Adviser is empowered and authorised, at his discretion, to sign, at the request of the Company, any of the said documents in the name, and on behalf, of the employee. If resolutions relating to any matter shall have been adopted by the Board of Directors and/or in general meeting, the Legal Adviser shall exercise his said powers, at his discretion, in order to promote and/or implement the resolution and/or its purposes.

               9.3 To secure performance the above the employee shall, when signing the agreement provided for in Clause 6 above and/or the power of attorney in Appendix F below, irrevocably empower the Legal Adviser and/or the Trustee as above provided, in view of the fact that the rights of the Company and of the other employees are dependent on the same, to sign the said documents in his name, and the employee shall not make any claim, or raise any contention, against the Legal Adviser or the Trustee in connection with such signature. The employee will authenticate his signature before a notary if so required by the Company so as to give full force to the power of attorney.

                     The form of irrevocable power of attorney -- unless otherwise provided in the agreement between the Company and the employee -- is annexed hereto as an integral part of the Plan and marked as Appendix F. The said power of attorney shall be interpreted in the broadest possible way, having regard to the provisions of this Plan, its purposes and intent, and in accordance with the instructions of the Legal Adviser and as he shall, in his discretion, determine.

                     If the Company shall have issued its shares to the public and they shall be traded on a stock exchange, in Israel or abroad, the legal force of this Clause shall lapse on the date of the public issue, as determined by the Legal Adviser, for the purposes of the matter. The lapsing of the legal force of this Clause shall not affect in any way the validity of any document signed as above, by virtue of the provisions of this Clause, prior to the lapsing of the legal force of this Clause.

          10. Taxation and Other Arrangements Relating to Transfer of Shares to Employee

               10.1  General

                     The options which will be granted, and the shares which will be allotted, under this Plan shall be granted and/or allotted within the framework of the relationship of employee-employer. The employee shall bear the full liability for tax, levies, fines and other payments imposed by the Tax Authorities (whether in Israel or abroad) and every obligatory payment, whatever its source, in respect of the options, the shares or a dividend or any other benefit arising thereout and/or obligations which shall be incurred by the employee and/or the Company and/or the Trustee in connection with the Plan (including in connection with a past promise of shares, granting of options, their exercise, allotment of shares, their transfer into the name of the employee, their sale by the employee and/or by the Trustee), including, without derogating from the generality of the above, income tax, stamp duty, employers' tax, capital profits tax, value added tax and payments to National Insurance (some of which do not apply today, but, theoretically, could be applicable in the future and have accordingly been included as examples). The following provisions of this Clause give a general explanation of the tax position in Israel only, but this is without prejudice to the tax obligation in respect of any foreign tax, which shall be fully the responsibility of the employee, as provided in Clause 1.6 above.

               10.2 Taxation of Employee if Section 102 shall apply to the Plan

                     10.2.1 The Company intends to bring the Plan, or some of the shares subject to the Plan, within Section 102 of the Ordinance, which provides special tax arrangements in regard to allotment of shares and granting of options for the acquisition of shares by a company to its employees. Nevertheless, the Company does not undertake so to act and, even if it shall decide to bring the Plan within the framework of
                             Section 102, there is no guarantee
                             that the Income Tax Authorities will
                             agree that Section 102 applies to the
                             Plan, or that, even if they shall so
                             agree, they will not change their
                             minds and will not argue at any time,
                             on any ground, whether connected with
                             the Company or the employee or the
                             agreement between them or the terms of
                             the Plan, or whether not connected
                             with the Company or the employee, that
                             other rules of taxation apply to the
                             Plan or, even if Section 102 shall
                             have applied to the Plan, such
                             application has lapsed because of
                             noncompliance with the conditions
                             contained in the Section or in the
                             Commissioner's Rules, for any reason,
                             including reasons arising from acts or
                             omissions of the Trustee or the
                             Company or the Legal Adviser, or which
                             were caused because, or in
                             consequence, of them.  The Company,
                             the Trustee and the Legal Adviser are
                             not, and shall not be, liable to the
                             employee in such matter for any reason
                             whatsoever because, inter alia, as
                             provided in this Plan, the tax
                             liability under the Plan falls fully
                             on the employee.

                     10.2.2  Generally, under the provisions of
                             Section 102 of the Ordinance and the
                             Commissioner's Rules, the date of
                             liability for tax is the date of the
                             transfer of the shares into the name
                             of the employee, or the date of the
                             sale of the shares by the Trustee or
                             the employee, whichever is the
                             earlier.  On that date the employee
                             shall be deemed to have sold his
                             shares for a consideration as defined
                             in Section 88 of the Ordinance.  For
                             this purpose the original cost will be
                             deemed to be only the amount which the
                             employee paid in cash at the time of
                             the allotment.  The Trustee will have
                             to deduct at source 30% of the said
                             consideration, or any other percentage
                             determined by the assessment officer
                             or any other percentage as fixed from
                             time to time.  The manner of
                             calculating the amount of tax shall be
                             as hereinafter specified in this
                             Clause 10, or any manner which shall
                             seem proper to the Trustee, who shall
                             consult the Legal Adviser in the
                             matter.  The employee shall not be
                             entitled to the exemption from tax due
                             in accordance with Section 97(c) of
                             the Ordinance and, therefore, inter
                             alia, the provisions of the exemption
                             from tax contained in Income Tax Order
                             (Exemption from Tax on Capital Profit
                             from Sale of Shares), 5742-1981, shall
                             not apply to him.  The Commissioner is
                             authorised to enact additional rules
                             and instructions as provided in
                             Section 102 of the Ordinance.  The
                             Company does not give any undertaking
                             that the Plan will enjoy recognition
                             by the Income Tax Authorities or that,
                             even in the event that it shall comply
                             with the present provisions of the
                             Law, there will not be changes in the
                             future in the Law, in Regulations or
                             in Rules which shall be enacted, or as
                             a result of events which shall occur,
                             and that these will not have an effect
                             on the taxation of the employees.

               10.3  Taxation of Employee if Sections 2(2) and
                     3(I) of the Ordinance shall apply to the Plan

                     If the provisions of Section 102 shall not apply to the Plan, or part of it, whether because the Company shall have decided not to bring it within the framework of the Section or because Section 102 shall not apply to the Plan for whatsoever reason, then the mode of taxation, as the Company understands the same in connection with the options given to the employee, correct to the date of the commencement of the plan, is explained in a general manner in this Clause 10.3:

                     10.3.1  The position of the Company, in
                             summary, is that the employee, so long
                             as the shares of the Company are not
                             traded on a stock exchange, will not
                             be made liable for tax on the granting
                             of the option.  In accordance with the
                             provisions of Section 3(I) of the
                             Ordinance such tax shall become
                             payable on exercise of the option.
                             This position of the Company is not
                             necessarily accepted by the Income Tax
                             Authorities who may well claim that
                             the tax event, even in the case of a
                             private company, is the granting of
                             the option, in accordance with the
                             provisions of Section 2(2) of the
                             Ordinance, or that the question has
                             still not been decided, inter alia, in
                             the conditions in which the option
                             shall have been granted.  On the date
                             of the commencement of the Plan the
                             Company does not have an opinion as to
                             what will be the position adopted by
                             the Tax Authorities and what will be
                             the implications of Section 102 and
                             the Commissioner's Rules on that
                             position.  The Company has not sought
                             clarifications from the Tax
                             Authorities in any matter relating to
                             this question and the employee shall
                             not have any claim against the Company
                             in regard to the position adopted by
                             the Company.

                             If the position of the Company shall
                             not be accepted, tax will be payable,
                             in accordance with the provisions of
                             Section 2(2) of the Ordinance, at the
                             time of the granting of the option to
                             the employee.  The Tax Authorities
                             will claim from the employee the full
                             amount of tax due on the benefit
                             received by the employee in the form
                             of the option granted to him.  The
                             employee shall pay the tax also on the
                             exercise of the option, under Section
                             3(I) of the Ordinance, as mentioned in
                             Clause 10.3.2.  There is no certainty
                             that the tax paid by the employee at
                             the stage of the granting of the
                             option will be taken into account in
                             calculating the tax to be paid by him
                             on the exercise of the option.

                     10.3.2  The tax for which the employee shall
                             be liable, at the time of the exercise
                             of the option, shall be in accordance
                             with Section 3(I) of the Ordinance,
                             namely the liability will arise in
                             respect of income from employment on
                             the difference between the value of
                             the shares at the time of the exercise
                             of the option and the consideration
                             which he shall have actually paid for
                             them, or, as provided in Section 3(I)
                             of the Ordinance, "the price
                             ordinarily paid for that property and
                             the price which that person paid".
                             The rate of tax which shall apply,
                             according to the position of the
                             Company (and, as already stated, there
                             is no guarantee that it will be
                             accepted by the Income Tax
                             Authorities), will be determined
                             according to the value of the shares
                             subject to the tax laws in force at
                             the time of the exercise.

                     10.3.3 At the time of the sale of the shares which were acquired by virtue of the exercise of the option granted in accordance with the plan, the employee will pay Capital Profits Tax under the provisions of Chapter E of the Ordinance. The position of the Company is that, even if the provisions of Section 102 of the Ordinance do not apply, for the purpose of calculating Capital Profits Tax on the sale of the shares the Tax Authorities will have to bring into account the increase in the base arising from the payment of tax under
                             Section 3(I) of the Ordinance and, in
                             the event that tax will be due in
                             respect of the grant of the option
                             under Section 2(2) of the Ordinance,
                             as mentioned in Clause 10.3.1, also
                             the increase in the base arising from
                             the payment of this tax as well, but
                             there is no provision relating to this
                             in the Law and there is no certainty
                             that this is the correct legal
                             position on the date of the
                             commencement of the Plan.  Let it
                             further be stated that there is no
                             provision for revaluation of tax
                             payments and/or the exercise of option
                             price and, therefore, the owner of the
                             option is likely to pay tax on
                             inflationary profit.

                     10.3.4 In every case when the shares shall be allotted to the employee at a price which is less, in the opinion of the Tax Authorities, than the market price of the shares, the benefit, which is the difference between the market price of the shares and the price paid by the employee, shall be fully liable to tax. If Section 102 of the Ordinance shall apply to the allotment of shares, then the provisions of that Section will be applicable.

                     10.3.5  There is no certainty that the
                             position of the Company on the
                             question of taxation will be accepted
                             by the Tax Authorities and/or by any
                             other appropriate authority and there
                             is likewise no certainty that the
                             Company will not change its position
                             as a result of legal advice received,
                             based on the position adopted by the
                             Tax Authorities or decisions of the
                             courts, legislation, or other sources,
                             or because it shall have come to the
                             conclusion that its position is
                             mistaken.  The Company cannot foresee
                             how the court will decide in tax
                             matters and the factual questions
                             arising out of the Plan, should these
                             be brought before it for decision, and
                             also what will be the level of
                             liability to tax and every connected
                             expense which shall be imposed on the
                             employee in this eventuality.  If the
                             Tax, which shall be imposed on account
                             of the granting of the option and/or
                             its exercise and/or the allotment of
                             the shares and/or the sale of the
                             shares and/or the transfer of the
                             shares into the name of the employee,
                             shall be different from that stated
                             above, the employee shall not be
                             exempted from his obligation to pay
                             all taxes imposed upon him, as
                             provided in Clause 10.1 above, and he
                             shall have no ground to claim against
                             the Company, or any of its directors,
                             employees or shareholders or the Legal
                             Adviser or the Trustee in respect
                             thereof, and he shall indemnify all
                             these against any expense or
                             obligation which shall be imposed, if
                             at all, on them.

               10.4  Deduction at Source

                     Without prejudice to the obligation of the employee to pay all the taxes in connection with the option and/or the shares connected with the option in accordance with the provisions of Subclause 10.1 above, the Company and/or a subsidiary company and/or the Trustee may, in their absolute discretion, and/or are obliged according to law, to deduct at source, at the time of the receipt of the option or at the time of the exercise of the option and/or at the time of the allotment of the shares or the sale of the shares, whether by the employee or by the Trustee, and/or at any other time according to any rule of law, from all payments due to the employee (whether from salary due to the employee or from any payment due from any other source, including moneys originating from a dividend, from the consideration from the sale of shares by the Trustee as mentioned in this Plan) the payments of tax due to the Tax Authorities in connection with the option and/or the shares connected with the option under any rule of law. The deduction at source shall be made by decision of the Company or by the decision of the Trustee according to the provisions of any rule of law, as these shall be interpreted by them in consultation with the Legal Adviser, and the employee shall not be entitled to dispute the decision of the Company and/or the Trustee and/or the Legal Adviser or to raise any claim against them, even if they shall have erred, or been negligent, in their considerations.

               10.5 Taxation at the time of Transfer of Shares into Name of Employee

                     In order to ensure that the tax due shall be paid and that, as far as possible, the Income Tax Authorities shall not make claims against the employee, the Company or the Trustee in respect of the amount of tax due, the Trustee shall, before the shares shall have been transferred into the name of the employee, receive from the assessment officer a confirmation of the payment of tax and that the shares may be transferred into the name of the employee. The employee shall, by arrangement with the Trustee and the Board of Directors of the Company, and with their prior approval, and without prejudice to the generality of the provisions of Clause 10.7 hereunder, produce to the Trustee, if he shall be so required by the Trustee or the Company or the Legal Adviser, a confirmation from the assessment officer, in a form which shall be acceptable to the Trustee, who shall consult the Legal Adviser in the matter, as to the amount of tax for which he is liable in respect of the options and/or the shares and which must be paid to the assessment officer as a condition for the transfer of the shares into the name of the employee. After the Trustee shall have received from the employee the confirmation of the assessment officer of the amount of tax due, the employee shall transfer to the Trustee such amount of tax due and the Trustee shall remit the same to the assessment officer. Alternatively, on, and in accordance with, the demand of the Trustee, the employee will remit direct to the assessment officer the amount of tax due and shall provide the Trustee with confirmation of payment from the assessment officer in an acceptable form, which shall release the Trustee and the Company from all liability for payment of tax. Alternatively, and at the option of the Trustee, in the case of the sale of the shares by the Trustee on behalf of the employee, the full consideration for the sale of the shares shall be transferred from the purchaser to the employee by way of the Trustee, who shall deduct the tax due, remit the same to the assessment officer and obtain his confirmation of full payment of tax, and the balance of the consideration shall then be transferred to the employee.

                     It is hereby expressly declared that if the full amount of tax shall not be paid, but only part of it, whether by way of deduction of tax at source or in any other way, the said payment shall be an advance only in respect of the liability for tax and the legal obligation to obtain determination of the full liability, to report to the Tax Authorities and to pay the full amount due is that of the employee.

                     The employee shall bear all payments, levies, fees and taxes connected with the transfer of the shares into his name, such as stamp duty.

               10.6 Taxation at the time of the Sale of Shares by Trustee

                     If the Trustee shall sell some or all of the shares on behalf of the employee, in a free sale between a willing vendor and a willing purchaser, the Trustee shall deduct from the consideration, which shall have been received, 30% as provided in Section 102(c) of the Ordinance, if Section 102 shall apply, or any other rate which has to be deducted under any rule of law or in accordance with the confirmation of the assessment officer, and, in addition, sums for payment of taxes, levies, fees and obligatory payments of whatsoever nature and also other expenses, which, in the opinion of the Board of Directors or in the opinion of the Trustee, in his absolute discretion, are required under any rule of law, or which shall have been incurred by, or arisen out of, the sale of the shares, deduction of tax and transfer of the consideration to the employee. The Trustee shall be guided, in connection with this sale, by instructions which the Legal Adviser, in his absolute discretion, shall give him and the employee shall not have any grounds of complaint or claim against the Company, the Trustee or the Legal Adviser in this matter. For the avoidance of doubt, the Trustee shall not be obliged to sell the shares on behalf of the employee before he shall have come to arrangements, as drafted by the Legal Adviser, which will ensure payment of tax, transfer of the consideration by way of the Trustee and performance of all the provisions of the Plan.

                     If, at the time of the sale of the shares, the shares shall not be traded on a stock exchange, and provided that the Company's Board of Directors shall have approved the sale in accordance with the provisions of the Articles of Association, the employee and the purchaser shall deliver to the Trustee and to the Legal Adviser, in a form determined by the Legal Adviser, affidavits authenticating the price which shall have been fixed for the shares or options, but the Legal Adviser may, in his absolute discretion, exempt the employee and/or the purchaser from the requirement to provide such affidavit. In accordance with the direction of the Legal Adviser the Trustee may require from the employee that the number of shares or options being sold as aforesaid shall be sufficiently large to cover the employee's liability to tax in respect of the shares and/or options and in order to serve as proof that the price fixed indeed reflects the value of the shares. Without prejudice to any other power vested in the Board of Directors, under the Articles of Association of the Company, to decline to approve, for any reason whatsoever, the sale of the employee's shares, the Board of Directors may, in consultation with the Legal Adviser, prescribe various conditions to ensure the proper payment of tax on the sale of the shares by the employee, if the shares shall not be traded on a stock exchange, and the performance of these conditions shall be a condition for the sale of the shares by the employee.

               10.7  Confirmation by Assessment Officer -- General

                     The Board of Directors or the Trustee may apply to the assessment officer, or, in the event of an employee abroad, whether of the Company or of a subsidiary, to the foreign tax authority, at any time, for their confirmation of the level of tax which the Company or the employee or the Trustee are to remit to the Tax Authorities, in the any one of the above events, and their confirmation, in a form acceptable to the Trustee or the Company, that, on remittance of the said sum, there will be no demands of whatsoever kind by the Tax Authorities against the Company, the subsidiary or the Trustee in regard to these shares. The Board of Directors or the Trustee may postpone dealing with any application by the employee to sell shares or to transfer them into his name (or to exercise the option, in the event that Section 102 shall not apply) until receipt of the confirmation of the assessment officer (or foreign tax authority).

                     If the assessment officer, or any other tax authority, shall not give the Trustee or the Company any appropriate confirmation, the shares shall not be transferred into the name of the employee, notwithstanding the provisions of this Plan.

                     For the avoidance of doubt, by their signing the agreement under Clause 6 above, the Company and the employee authorise the Trustee and the Legal Adviser, each one separately, to apply in their name, at any time, to the assessment officer or the Income Tax Commission, or to any tax authority abroad, for their confirmation relating to any matter, as they shall see fit, arising out of this Plan or the granting of the options or their exercise or the allotment of the shares or the transfer of the shares resulting from them, or of the options, into the name of the employee and/or a share acquisition agreement or payment of dividends or any other benefit credited in respect of them.

               10.8  Indemnity to Company

                     Because there exist objective difficulties in estimating the value of the shares in private companies and/or in companies whose shares are not traded on a stock exchange, a situation is possible in which the Tax Authorities will demand an amount which is higher than the amount estimated, the payment of which will be required from the employee. Hence, since the employee alone, as provided in the Plan, is liable for payment of the full tax consequent on his participation in the Plan, he declares and undertakes, by his signing the agreement, that the Company and the Trustee shall not bear any liability and will be indemnified by him against any expense or loss which may be caused to them as a result of any payment of tax by them, including payments because of non-deduction of tax at source, in connection with the granting of the option, its exercise, the allotment of the shares, the sale of the shares or the transfer of the shares into his name, payment of dividends, the options granted under the Plan and/or the shares subject to the options. The employee declares and undertakes with the company, by signing the agreement, to pay to the tax Authorities all the taxes which shall be due from him.

               10.9 Exemption from Tax Under Sections 95 and 97(a) of Ordinance and under Charter G Encouragement of Industry (Taxes) Law, 5729-1969

                     If Section 102 shall apply to the Plan, then, by his signature on the agreement, the employee gives his written confirmation, in accordance with the Commissioner's Rules, that he undertakes not to claim an exemption from tax under Sections 95 and 97(a) of the Ordinance or under Chapter G of the Encouragement of Industry (Taxes) Law, 5729-1969, in respect of the transfer of the shares before the end of the closed period and before the tax applicable shall have been paid. Under the provisions of the Commissioner's Rules the exemption provided in Section 102(b) of the Ordinance shall not apply to shares sold under exemption from tax under Sections 95 and 97(a) of the Ordinance or within the framework of the exemption enjoyed by a sale of shares on the merger of corporations. The employee will likewise confirm in writing his agreement to the provisions of the trust instrument signed between the Company and the Trustee. The form of the employee's confirmation is annexed hereto as Appendix G.

               10.10 Future Tax Arrangements

                     If, in the future, other arrangements shall be introduced (whether by legislation or in other way) under which matters of taxation relating to the employee share ownership and option Plan shall be arranged, in the opinion of the Board of Directors, in its absolute discretion, in a more convenient or efficient manner from the point of view of the Company or its employees, than by the arrangements described above, the Company may apply to the Tax Authorities for the advantages in these arrangements to apply to the Company and/or the employee and/or the shareholders, the options or the shares subject to the options, and the employee shall not be entitled to raise any demand and/or claim from or against the Company or the Trustee in regard to such application or as a result of it. Nothing above provided shall oblige the Company to examine, to negotiate or to enter into such future arrangements.

               10.11 Negotiations/Litigation with Authorities

                     As a condition of the exercise of the option and/or transfer of the shares into the employee's name, the employee will sign the document, annexed hereto as Appendix H, in which he agrees that, in the event of negotiations and/or litigation between the employee and the Tax Authorities, or any other Government or Administrative authority, including relating to the confirmations required from the Bank of Israel, whether confirmations which are necessary in Israel or abroad, relating to the grant of the option, its exercise, the allotment of the shares, their transfer into the employee's name and/or the sale of the shares subject to the option, the Company, in its absolute discretion, may decide that the negotiations and/or litigation shall be conducted by the Company in the name of the employee, whether the negotiations and/or litigation relate to additional employees or not. The said agreement shall contain a power of attorney to the Company for this purpose.

         11.   Share Certificate

               On receipt of confirmation from the Company that all payments, taxes, conditions, restrictions and documents required from the employee as a condition for the transfer of the shares into his name in accordance with the Plan, have been received, and after the Legal Adviser shall be satisfied that everything has been done and all conditions fulfilled, the Trustee shall deliver, at the direction of the Legal Adviser, to the Secretary of the Company, or to any transfer agent, an instrument of transfer of shares, in the form provided for in the Company's Articles of Association, signed by the Trustee, as transferor, and the employee, as transferee, and shall instruct the Secretary, or transfer agent, to issue a share certificate in the name of the employee in respect of the said shares. On the demand of the employee, the Trustee will instruct the Secretary of the Company to register the employee as the holder of these shares and a member of the Company and the Secretary will register the employee as the shareholder and member of the Company. If the share certificates shall have been deposited with the Company or with the Legal Adviser or the Trustee, outside the framework of Section 102, the share certificates shall be transferred into the name of the employee in accordance with the agreement and on the direction of the Legal Adviser, after all the restrictions affecting the shares shall have been removed. The provisions of this Clause shall apply subject to every instruction or permit to be given, if at all, by the Bank of Israel in respect of the deposit of share certificates with an authorised commercial bank, and the Company, the Trustee and the Legal Adviser shall be empowered to make any application to, or clarify any matter with, the Bank of Israel and they shall comply, notwithstanding any provision in this Plan, with its instructions and the employee shall have no cause of complaint or demand against them in respect thereof.


          12.  Dividends

               12.1 The ordinary shares subject to the Plan shall be entitled to participate, equally with the other ordinary shares, in any dividend in cash which shall be declared and distributed.

               12.2 A cash dividend shall be distributed only in regard to those shares which were allotted in respect of options which were exercised, or shares allotted to the employee, up to the determining date for the purposes of distribution of the dividend, which shall be to the person registered in the Register of Members as the holder of the shares. The employee shall have no cause of complaint against the Company, its directors or shareholders if, for any reason, whether dependent on the Company or on the employee, shares shall not have been allotted to the employee before the determining date.

               12.3 A notice of the resolution of the Board of Directors of the Company to distribute a dividend shall be sent by registered post or facsimile, or in any other way that will, in the opinion of the Board of Directors, ensure its delivery to the employee, to each of the employees, to whom options shall have been granted and who are entitled to exercise them by the determining date, at least 7 days before the determining date for the distribution of the dividend, or shall be handed to them personally at least 48 hours before the determining date. An employee, who is entitled to request the Trustee to exercise an option to acquire any shares on his behalf by the determining date, may do so, and if he shall have in fact done so by the determining date, the shares allotted in respect of options which have been exercised by the determining date shall be entitled to participate in the distribution of the dividend.

               12.4 A dividend in respect of shares registered in the name of the Trustee shell be paid to the Trustee, after lawful deduction of tax, whether at the ordinary, or at a higher, rate, whether it is payable because of the transfer from the Company to the employee or from the Company to the Trustee and from the Trustee to the employee (whether it is payable in accordance the existing law or in accordance with the law, including the Commissioner's Rules, as it shall be in the future). The Trustee shall transfer the dividend to the employees in accordance to instructions which he shall receive from the Company or from the Legal Adviser. Alternatively, the Company may, on the instruction of the Trustee, pay the dividend to the employee after deduction of Income Tax.

               12.5  Without derogating from the provisions of Clause
                     10.4 above, the Company or the Trustee may set off against, and deduct at source from, any dividend, which shall be declared and distributed as above, any sum which the employee owes to the Company or to the Trustee, whether under this Plan or in any other way, and/or any sum which the employee owes to the Income Tax Authorities in respect of the dividend, including tax which small be payable, if at all, on the transfer of the dividend from the Trustee to the employee, the options, their exercise, the allotment of the shares, the transfer of the shares into the name of the employee or any other matter concerning the shares and/or options.

               12.6 In all the above matters the Trustee shall consult the Legal Adviser.

          13. Rights and/or Benefits Arising out of Employee-Employer Relationship and Absence of Obligation to Employ

               13.1 No income or profit which shall accrue, or ostensibly accrue, to the employee in respect of the Plan shall be brought into account in any way when calculating the entitlement of the employee against the Company, or a subsidiary company in its control, in respect of any social rights or other rights or benefits arising out of the employee-employer relationship. Without prejudice to the generality of the above, this income shall not be taken into account for the purpose of calculating National Insurance payments, directors' insurance, provident funds, further study fund, redundancy pay, holiday pay etc. If, under any rule of law, the Company shall have to bring into account, in calculating these elements, income or profit accruing substantially or notionally to the employee, the employee shall indemnify the Company against every expense caused to it in this matter.

               13.2  Nothing provided in this Plan shall be
                     interpreted as requiring the Company, or a subsidiary company in its control, to employ the employee and the relations between the Company and the employee shall be conducted without independently of this Plan. The employee shall have no cause of complaint or claim against the Company in respect of the termination of his employment, if such termination on any date shall deny him an anticipated acquisition of the Company's shares under the agreement between him and the Company and if the termination of his employment by the Company shall cause him damage because of the obligation to make early payment of tax as provided in the Commissioner's Rules.

          14.  Adjustments for Alteration in Capital Structure

               If alterations shall be made in the structure of the Company's capital, including, without derogating from the generality of this provision, alteration in the shares subject to the Plan, or subject to the option granted under the Plan (by way of merger, consolidation, reorganisation, alteration of capital structure, distribution of bonus shares, distribution of non-cash dividend, splitting of shares, dividend on winding up, unification of shares, exchange of shares, alteration of structure of the Company or in any other way), the Board of Directors shall make the appropriate alterations in the options and/or the shares subject to the options or in any other way, so as to reflect such alterations. If such adjustment shall create fractions of shares, such fractions shall be ignored for the purpose of calculating the number of shares subject to a particular option, in accordance with the instructions of the Board of Directors.

               All shares originating out of such alteration or adjustment shall be deemed, for all purposes, including their being subject to the conditions of the Plan and the provisions of Section 102 of the Ordinance and the Commissioner's Rules, should the same apply, and the right to reacquisition, as provided in Clause 6.7 above, as if they were the original shares in respect of which the alteration and adjustment shall have been made.

          15. Amendment of Plan, Amendment of Existing Options and Substitution thereof

               15.1 The Board of Directors may, from time to time, alter and/or amend the Plan, including, without prejudice to the generality of this provision, by way of addition, deletion and/or alteration of conditions and/or restrictions, creation of conditions in regard to the right of reacquisition, forfeiture or any other restriction or condition, all in accordance with the resolutions of the Board of Directors. If the Company shall have issued its shares on a stock exchange and the rules of the stock exchange shall require the bringing of the alteration of the Plan before the general meeting for approval, every alteration shall be subject to approval of the general meeting of the Company.

                     15.2 The Board of Directors may, if, in its view, the Plan as worded is not attaining its purposes, or its purposes are capable of being attained in a better and more efficient manner, rescind all, or part, of the Plan, alter it and/or substitute for it another incentive scheme, whether of options or of shares or of rights or of other benefits which, in the opinion of the Board of Directors, in its absolute discretion, correctly reflects the balance between attaining the purposes of the Plan on the other interests of the Company and its employees, including taxation considerations. If the Plan shall have been replaced by another incentive scheme, or altered as above provided, the options, which shall have been granted, prior to the replacement of the Plan, shall be exchanged for options, securities and/or rights or other benefits in accordance with the new scheme or, if the options shall not be so exchanged, the provisions of the altered plan shall apply to the agreement between the Company and the employee, as defined in Clause 6 above, and provided that, in the opinion of the Legal Adviser, the rights of the employees shall not be substantially adversely affected thereby. The employees shall cooperate with the Company for the purposes of all matters mentioned in this Clause.

               15.3 Any alteration of the Plan, or alteration connected with the Plan, shall bind the employees as if it had been included in the Plan from its very commencement. Every employee, by signing the agreement mentioned in Clause 6 above, undertakes to sign any document which, in the opinion of the Legal Adviser, shall be required in order to give full legal force to an alteration of the Plan, provided that it does not prejudice rights which shall have been vested in the employee. If the employee shall have refused to sign such document, the Board of Directors shall be empowered to sign the same in the name of the employee and the employee hereby authorises the Board of Directors so to do by his signature on the agreement mentioned in Clause 6 and he shall have no cause of complaint and/or claim against the Board of Directors in respect thereof. An employee, with whom an agreement shall have been signed, shall be entitled to receive a copy of the updated Plan on returning the copy of the previous Plan, which was in force in regard to him.

               15.4 If the shares of the Company shall be traded on a stock exchange and their price on the stock exchange during a period of 6 months shall be lower than one half of any exercise of option price, the Board of Directors may, with the consent of the employee, and provided that at that time he shall still be an employee of the Company, cancel the option and grant to the employee a new option. The price of the exercise of the new option, fixed in accordance with Clause 6.2 above, shall not be less than the average price of the Company's shares on the stock exchange in the 30 days immediately prior to the date of the granting of the new option.

          16.  Commencement of Plan Entering into Force

               The Plan shall enter into force on a date which shall be determined by the Board of Directors. If the Board of Directors shall decide to bring the Plan within the framework of Section 102 of the Ordinance, shares shall not be allotted to the Trustee on a date which is earlier than 30 days from the date of the notice (mentioned in Section 102 of the Ordinance and the Commissioner's Rules) to the assessment officer of its adoption (hereinafter and hereinbefore -- "the date of the commencement of the Plan"). The Plan shall apply to all the options/shares in respect of which the Company has entered into undertakings with the employees before the date of the commencement of the Plan.

         17.   Termination, Suspension or Expiry of the Plan

               The Board of Directors may, at any time, suspend or terminate the Plan and also provide that this Plan shall apply to employees, to whom the Company has undertaken to give options and/or shares, and provide that a different plan shall apply to new employees. If Plan shall not have been brought to an end before such date, it shall expire after 10 (ten) years from the date of the commencement of the Plan, as this term is defined in Clause 16 above. On the expiry of the Plan no options shall be granted under it and it will no longer be possible to exercise options which shall have been granted under it. Likewise options shall not be allotted under the Plan at a time when it is not in force or after it has been terminated or suspended and if options shall have been granted, they will not be exercisable. Termination or suspension shall not prejudice employees to whom shares shall have been allotted, or options shall have been be granted, on a date prior to the termination or suspension of the Plan.

          18. Release of Trustee and Legal Adviser from Liability and Indemnity

               In no event shall the Trustee or the Legal Adviser be liable to the Company and/or the employee under the Plan and/or to a third party (including, without prejudice to the generality of this provision, The Income Tax Authorities and any Government, or other administrative, authority) or a purchaser of shares from the employee, for any act done, or which shall be done, or for any professional opinion given, or which shall be given, in regard to this Plan, its implementation and anything connected with, or resulting from, the same. The Company and the employee undertake, by their signatures on the option agreement, not to sue the Trustee and the Legal Adviser in any way on any cause of action whatsoever and they expressly agree that, if they shall sue the Trustee or the Legal Adviser, then the Trustee or the Legal Adviser shall be entitled, on the basis of this Clause alone, to apply to the court to dismiss, with costs, the claim against the Trustee or the Legal Adviser. The Company undertakes and agrees that, if a claim shall be instituted against the Trustee or the Legal Adviser by a third party, they shall be entitled, without any objection on its part, to join the Company as a third party to any such proceedings and a judgment against them shall be discharged by it. The Company and the employee undertake to indemnify the Trustee and/or the Legal Adviser against any such liability and/or in respect of any proceedings and/or claim against the Trustee and/or the Legal Adviser by any person or body, including the Tax Authorities, relating to acts or omissions in connection with this Plan.

          19.  Arbitration

               Any dispute or difference of opinion between the Company and the employee regarding and/or in connection with the Plan, shall be exclusively judged and decided by the Legal Adviser as a single arbitrator. The arbitrator shall not be bound by the rules of evidence or by the substantive law and shall not have to give reasons for his decision and he shall be authorised, in his absolute discretion, to make a compromise award. The parties are aware that the Legal Adviser is the legal adviser of the Company and that there is a possibility that, for this reason, or for any other reason arising out of his relations with the Company, he may well find himself in a situation of conflict of interests, but the Legal Adviser alone shall decide if such a situation prevents him from serving as an arbitrator or discharging any other function under the Plan. The Company and the employee, therefore, waive any claim in this matter. If the Legal Adviser shall determine that it is not proper that he should serve as arbitrator in a particular dispute, the said dispute shall be brought before another single arbitrator who shall be appointed by the Legal Adviser in accordance with an arbitration agreement to be drawn up by the Legal Adviser.

          20.  Legal Adviser's Fee

               The Legal Adviser shall be entitled to a fee for acting under this Plan. The Legal Adviser's fee shall be 1% (one per centum) plus VAT of the value of the shares, which the employee shall receive, as valued for the purposes of the payment of Income Tax, or, if the shares shall be traded on a stock exchange, their stock exchange value. The fee shall be paid to the Legal Adviser by the Company on the transfer of the shares into the name of the employee, or on the date when the employee or the Trustee pay the tax due, whichever is the earlier.

          21.  Declarations and Undertakings by Employee

               By signing the agreement the employee confirms that he knows and accepts:

               21.1 that the Company's shares are not traded on any stock exchange, that the Company does not have any obligation, towards him or at all, to register its shares or options for trade on a stock exchange or to offer in any way its shares or the shares or options of the employee to the public;

               21.2 that, in addition to the restrictions which shall apply under the Plan, as above specified, as they shall be from time to time, in regard to the transferability of the shares, which he shall receive as a result of the exercise of the option, there shall also apply, so long as the Company is a private company, or a public company whose shares are not traded on any stock exchange, a general restriction to the effect that the shares shall be transferred only after receipt of the approval of the Board of Directors of the Company, which shall be able to refuse to approve such transfer, in its absolute discretion (except in the case of transfer the shares to a spouse or child or subject to an agreement signed by all the Company's shareholders), and that, in addition to this, there shall apply any other restriction or alteration of any restriction in accordance with the provisions of the Memorandum and Articles of Association of the Company, as these shall be in force from time to time; and that, as a consequence of these restrictions, the employee may well not be able to sell, or transfer in any other way, the shares allotted to him as a result of the exercise of the option or the shares which shall be allotted to him under the Plan; the employee is aware that the Company, so long as it shall be a private company (or a public company whose shares are not traded on a stock exchange), has an interest in its shares not being transferred to any outside person, in particular because of the small number of its shares; the refusal of the Board of Directors to agree to the sale of the shares is likely to put the employee in the position of his shares not being transferred from the Trustee into his name (in the event that Section 102 shall apply) since the employee will not have the means to pay the tax due;

               21.3 that potential difficulties and/or inability to exercise the option, in whole or in part, may arise because of the restrictions and conditions applying to it, including, inter alia, the possibility that the option may expire as a result of the employee leaving the Company, as provided in the Plan, the same being possible in regard to the shares which shall have been allotted under the Plan;

               21.4 that, because of difficulties arising out of the provisions relating to tax, the uncertainty inherent in them and the alterations which they undergo from time to time, the employee would be well advised to study the tax laws and provisions relating to the matter and/or consult a professional adviser who is an expert in tax matters relevant to the Plan, the restrictions and the risks involved in the granting of the option and/or exercise of the option and allotment of shares to employees or their transfer from the Trustee into the name of the employee, under Income Tax law and/or any other statute or rule of law, and that any explanation which he shall given, by the Company or on its behalf, concerning the consequences, including the explanation in the Plan itself, do not create any liability on the part of the Company to employee;

               21.5 that the tax consequences of the grant of the options and/or their exercise and/or the allotment of shares and/or the transfer of the same from the Trustee into the name of the employee may well render the grant of the options and/or their exercise and/or receipt of the shares totally unworthwhile to the employee in particular, so far as the matter relates to
                     Section 102, should the employee leave the Company during the closed period, and that the Company expressly does not assume any obligation in this connection and does not make any declaration regarding the tax consequences connected with the grant of the options and/or their exercise and/or the allotment of the shares and/or their transfer into the name of the employee and the employee, by signing the option agreement and/or exercising the option assumes every risk and every consequence arising thereout;

               21.6 that the Company is operating in an area in which competition is fierce, technological changes take place quickly and the market for clients is limited and that, therefore, because of the many restrictions in the Plan, if the employee shall have to pay, under the provisions of Clause 6.2, for the options or for their exercise, then his investment in the shares of the Company is a high risk and speculative investment;

               21.7 that, by his signature on the agreement, the employee confirms and undertakes that he is acquiring the shares for the purpose of investment, and not for the purpose of their distribution, as this term is defined in Securities Act 1933 in the United States of America, and that, if the Company's shares shall be traded in the United States of America, the employee will not sell the shares without first obtaining counsel's opinion that the sale of the shares is not a breach of the said Act or the rules enacted thereunder (including Rule 144) or that it is exempt from the provisions of the said Act;

               21.8 that, by his signature on the agreement, the employee waives any right of first refusal to acquire shares in the Company, offered for sale by other shareholders, and any right of preemption to acquire shares which the Company is allotting, or shall allot in the future, if such rights exist, or shall exist, under the Articles of Association of the Company, as these shall be in force from time to time.

          22.  Miscellaneous

               22.1 Any option and/or share, given to employees, is
                     subject to the condition that if, in the opinion of the Legal Adviser, it is necessary, as a condition of, and/or in connection with, the issue of shares subject to the option and/or the registration of the shares for trading on any stock exchange, that certain prerequirements be satisfied to enable such registration, or that a prospectus be prepared or that the consent and/or approval of any government or administrative authority be obtained, whether in Israel or abroad, or that the agreement of an underwriter or underwriters to the offer of the shares to the public be obtained, then the option, in whole or in part, shall not be exercised and the shares shall not be registered unless such requirements shall be satisfied in conditions acceptable to the Board of Directors. The Company shall be released from any liability for its inability -- because of the absence of any such consent or approval -- or because of its unwillingness to comply with requirements or bear the expenses connected therewith. Nothing contained in the Plan shall oblige the Company to fulfill the above mentioned prerequirements or to obtain the above mentioned consents and agreements or to impose on the Company an obligation to issue shares to the public or to register for trading, in accordance with any securities laws, the options granted under the Plan or the shares issued under the options or the shares allotted to the employee, and a legend recording these restrictions may be endorsed on each share certificate or option agreement.

               22.2 The consideration which shall be received from the exercise of the options and/or acquisition of the shares under the plan shall be return capital in the hands of the Company.

               22.3 Israeli Law shall apply to the Plan and all documents thereunder, including the agreement, and subject, should the Company's shares be traded in the United States of America, to the United States Securities Acts.

               22.4 The Board of Directors may direct that the Plan be translated into English and provide that the English version shall be binding and it may provide that any document connected with the Plan be drawn up in the English language.

          23.  Notices and/or Instructions

               No notice and/or instruction under the Plan shall have legal force unless in writing and signed by the party giving the said notice and/or instruction. Any notice or instruction which the Company and/or Board of Directors may, or shall, give shall, unless the provisions of the Plan provide otherwise, be in writing and signed by two of the members of the Board of Directors.